MORGAN STANLEY SENIOR FUNDING, INC. MORGAN STANLEY SENIOR FUNDING,	UBS LOAN FINANCE LLC
NOVA SCOTIA	677 Washington Boulevard
MORGAN STANLEY & CO.	Stamford, Connecticut 06901
INCORPORATED	UBS SECURITIES LLC
1585 Broadway	299 Park Avenue
New York, New York 10036	New York, New York 10171
JPMORGAN CHASE BANK, N.A.	THE BANK OF NOVA SCOTIA
J.P. MORGAN SECURITIES INC.	One Liberty Plaza
270 Park Avenue	New York, New York 10006
New York, New York 10017	JEFFERIES & COMPANY, INC.
CITIGROUP GLOBAL MARKETS INC.	JEFFERIES FINANCE LLC
390 Greenwich Street	520 Madison Avenue, 2nd Floor
New York, New York 10013	New York, NY 10022

February 1, 2007

4363205 Canada Inc.

c/o Loral Space & Communications Inc.

600 Third Avenue

New York, New York 10016

Attention: Richard Mastoloni, Treasurer

Project Thunder

Fourth Amended and Restated Commitment Letter

$2.179 Billion Senior Secured Credit Facilities

$910 Million Senior Unsecured Bridge Facility

Ladies and Gentlemen:

This Fourth Amended and Restated Commitment Letter amends and restates in its entirety the Third Commitment Letter dated January 19, 2007 among you, Morgan Stanley Senior Funding, Inc. (“MSSF”), Morgan Stanley Senior Funding, Nova Scotia (“MSSFNS”), Morgan Stanley & Co. Incorporated (“MS”), UBS Loan Finance LLC (“UBS”), UBS Securities LLC (“UBSS”), JPMorgan Chase Bank, N.A. (“JPM”), J.P. Morgan Securities Inc. (“JPMSI”), The Bank of Nova Scotia (“BNS”), Citigroup Global Markets Inc. (“CGMI”), Jefferies & Company, Inc. (“Jefferies”) and Jefferies Finance LLC (“Jefferies Finance” and together with MSSF, MSSFNS, MS, UBS, UBSS, JPM, JPMSI, BNS, CGMI and Jefferies, “we” or “us”) and will supersede such letter in all respects.

Loral Space & Communications Inc., a Delaware corporation (“Loral”), is the direct parent of Loral Space & Communications Holdings Corporation, a Delaware corporation (“LSCH”), which in turn is the parent of Loral Holdings Corporation, a Delaware Corporation, a Delaware Corporation (“LHC”). Loral or LSCH, together with PSPIB and Designee (each as hereinafter defined) has formed 4363205 Canada Inc., a Canadian corporation, which may be converted into an Alberta unlimited liability company prior to the Closing Date (as defined below) (“Holdings” or “you”), 1/3 of the voting stock of which will be owned by LHC and the remaining 2/3 of the voting stock of which will be owned by the Public Sector Pension Investment Board, a Canadian federal special Act corporation or a subsidiary thereof (“PSPIB”) and two individuals (collectively, the “Designee”). You have advised us that a newly formed wholly owned indirect subsidiary of Holdings incorporated in Canada (“AcquireCo”) will acquire all of the capital stock of Telesat Canada, a Canadian corporation (the “Target”) and the Safe Income Notes (as defined in the Acquisition Agreement) issued by the Target (defined below), pursuant to a Share Purchase Agreement (including all exhibits, schedules and other ancillary documents, the “Acquisition Agreement”) among AcquireCo, BCE Inc., a Canadian corporation and owner of all the capital stock of the Target (“Seller”), and Target (the “Acquisition”). Promptly after the closing of the Acquisition, AcquireCo shall transfer the capital stock of the Target and the Safe Income Notes to a newly formed wholly owned subsidiary of AcquireCo incorporated in Canada (“InterCo”) and InterCo and the Target and certain of their affiliates will amalgamate. After giving effect to the Acquisition and the Target Refinancing (as hereinafter defined), Holdings will be a holding company that directly owns all of the equity interests in AcquireCo which will directly own all the equity interests in Interco. Certain assets of AcquireCo may be transferred to another wholly owned subsidiary of Holdings (“SisterCo”). Except as otherwise described in Annex I hereto, after giving effect to the Acquisition, AcquireCo is referred to herein as the “Borrower.” Holdings, the Borrower, Interco and their subsidiaries are collectively referred to herein as the “Companies.” JPM may provide its commitment hereunder or a portion thereof through any of its lending affiliates and the reference to “JPM” shall be deemed to include any such affiliate. For purposes of this Commitment Letter, “Citigroup,” shall mean CGMI, Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citigroup shall determine to be appropriate to provide the services contemplated herein.

You have also advised us that either concurrently with or within one year after the Acquisition, AcquireCo or Holdings will acquire (the “Skynet Purchase”) all of the capital stock or substantially all of the assets of Loral Skynet Corporation, a Delaware corporation and a direct wholly owned subsidiary of LSCH (“Skynet”). The Skynet Purchase will not include the stock or assets of XTAR, L.L.C., Satelites Mexicanos S.A. de C.V., Globalstar, Inc., Enlaces Integra, S. de R.L. de C.V or Loral SatMex Ltd. As a result, the stock or assets of Skynet and the Target would be directly or indirectly wholly owned by Holdings. For clarity, Loral Skynet Corporation shall not be one of the Companies, unless and until the Skynet Purchase is consummated (except for inconsequential transactions which may be delayed with the consent of the Lead Arrangers), provided that with respect to any information required to be delivered or conveyed in connection with the syndication of each of the Facilities and the placement of the Notes, Loral Skynet Corporation shall be deemed to be one of the Companies, unless the context otherwise requires.

You have also advised us that you intend to finance the Acquisition for a purchase price of approximately $2.854 billion, the Skynet Purchase, the costs and expenses related to the Transaction (as hereinafter defined), the repayment of certain existing indebtedness of the Target (the “Target Refinancing”) and the redemption of the preferred stock, the repayment of notes of Skynet and the repayment of amounts owed to finance the construction, launch and insurance of Telstar 11N (collectively, the “Skynet Refinancing” and, together with the Target Refinancing, the “Refinancing”) and the ongoing working capital and other general corporate purposes of the Companies after consummation of the Acquisition from the following sources (and that no financing other than the financing described herein will be required in connection with the Transaction): (a) up to the US dollar equivalent of $2.179 billion in senior secured credit facilities of the Borrower (collectively, the “Senior Credit Facilities”), comprised of (i) a Canadian dollar denominated Term A Loan facility of up to Cdn$500 million, (ii) a Term B Loan facility of up to $1.054 billion (subject to adjustment as described herein), (iii) a delayed draw Term B-1 Loan facility of up to $386 million (the “Term B-1 Loan Facility”), which shall be available on a delayed draw basis for the purposes described under “Purpose” in Annex I hereto, (iv) a delayed draw Term B-2 Loan facility of up to $150 million (the “Term B-2 Loan Facility”), which shall be available on a delayed draw basis for the purposes described under “Purpose” in Annex I hereto, and (v) a Canadian dollar denominated revolving credit facility of up to the Canadian dollar equivalent of $150 million (none of which will be drawn upon consummation of the Acquisition except in connection with replacement or backstopping outstanding letters of credit of the Companies in an amount to be agreed and an additional amount, not to exceed an amount to be agreed which will be available to the extent of obligations in respect of hedging currency fluctuations); (b) at least $910 million in gross proceeds from the issuance and sale by the Borrower (and if requested by the Lead Arrangers, a corporate co-Borrower) of senior notes (the “Notes”) or, alternatively, up to $910 million of senior unsecured loans under a bridge facility (the “Bridge Facility” and, together with the Senior Credit Facilities, the “Facilities”) to the Borrower (such loans being the “Bridge Loans” and, together with any Rollover Loans and Exchange Notes (as defined in Annex II hereto), the “Bridge Financing”); and (c) common and preferred equity investments made in cash of not less than $525 million (the “Equity Financing”) by Loral or one of its subsidiaries, PSPIB and Designee (the “Equity Investors”). The Acquisition, the entering into and funding of the Senior Credit Facilities, the issuance and sale of the Notes or the entering into and funding of the Bridge Facility, the Target Refinancing and all related transactions are hereinafter collectively referred to as the “Acquisition Transaction”; the Skynet Purchase and the Skynet Refinancing are collectively referred to as the “Skynet Transaction”; and the Acquisition Transaction and Skynet Transaction are collectively referred to as the “Transaction”. The sources and uses for the financing for the Transaction are as set forth on Schedule I hereto. Immediately following the Acquisition Transaction, the Companies shall have no indebtedness for money borrowed or preferred stock outstanding other than the Facilities and the Notes, the preferred stock referred to above, capital leases not to exceed an amount to be determined and the preferred stock and indebtedness to be subject to the Skynet Refinancing. Unless otherwise noted, all references herein to “$” and all dollar amounts are to U.S. dollars.

1.	Commitments. In connection with the foregoing, (a) MSSF and MSSFNS are pleased to advise you of their several commitment to provide 40.00% of the full principal amount of the Senior Credit Facilities, UBS is pleased to advise you of its several commitment to provide 27.5% of the full principal amount of the Senior Credit Facilities, JPM is pleased to advise you of its several commitment to provide 15.00% of the full principal amount of the Senior Credit Facilities, BNS is pleased to advise you of its several commitment to provide 10.00% of the full principal amount of the Senior Credit Facilities, and Citigroup is pleased to advise you of its several commitment to provide 7.5% of the full principal amount of the Senior Credit Facilities, all upon and subject to the terms and conditions set forth in this letter and in the summary of terms attached as Annex I and Annex III hereto (collectively, the “Senior Financing Summary of Terms”); (b) MSSF is pleased to advise you of its willingness to act as the sole and exclusive administrative agent (in such capacity, the “Administrative Agent”) for the Senior Credit Facilities, UBSS is pleased to advise you of its willingness to act as the sole and exclusive syndication agent (in such capacity, the “Syndication Agent”) for the Senior Credit Facilities, each of BNS, JPM and Citigroup is pleased to advise you of its willingness to act as co-documentation agent (in such capacity, the “Co-Documentation Agents”) for the Senior Credit Facilities, all upon and subject to the terms and conditions set forth in this letter and in the Senior Financing Summary of Terms; (c) each of MS, UBS and JPMSI is pleased to advise you of their willingness, as the exclusive joint lead arrangers and exclusive joint book running managers (only MS and UBS in such capacities, the “Senior Lead Arrangers”) and each of BNS and Citigroup is pleased to advise you of its willingness to act as a co-arranger, in each case, for the Senior Credit Facilities, to form a syndicate of financial institutions and institutional lenders (collectively, the “Senior Lenders”) in consultation with you for the Senior Credit Facilities, including MSSF, UBS, JPM, BNS and Citigroup with MSSF to appear “on the left” on all marketing material and other documentation and UBS to appear “on the left” of JPM and each of BNS and Citigroup to appear below each of MSSF, UBS and JPM with BNS to appear “on the left” of Citigroup; (d) MSSF and MSSFNS are pleased to advise you of their several commitment to provide 40.00% of the full principal amount of the Bridge Facility, UBS is pleased to advise you of its several commitment to provide 27.5% of the full principal amount of the Bridge Facility, JPM is pleased to advise you of its several commitment to provide 15.00% of the full principal amount of the Bridge Facility, BNS is pleased to advise you of its several commitment to provide 10.00% of the full principal amount of the Bridge Facility, and Jefferies Finance is pleased to advise you of its several commitment to provide 7.5% of the full principal amount of the Bridge Facility, all upon and subject to the terms and conditions set forth in this letter and in the summary of terms attached as Annex II and Annex III hereto (collectively, the “Bridge Summary of Terms” and, together with the Senior Financing Summary of Terms, the “Summaries of Terms” and, together with this letter agreement, the “Commitment Letter”); and (e) each of MS, UBSS and JPMSI is also pleased to advise you of their willingness, as the exclusive joint lead arrangers and exclusive joint book running managers (only MS and UBSS in such capacities, the “Bridge Lead Arrangers”; MS and UBSS acting in their capacities as Senior Lead Arrangers and/or Bridge Lead Arrangers are sometimes referred to herein as the “Lead Arrangers”) and each of BNS and Jefferies is pleased to advise you of its willingness to act as a co-arranger, in each case for the Bridge Facility, to form a syndicate of financial institutions and institutional lenders (collectively, the “Bridge Lenders” and, together with the Senior Lenders, the “Lenders”) in consultation with you for the Bridge Facility, including MS, UBSS, JPM, BNS and Jefferies Finance (together, the “Initial Bridge Lenders”), with MSSF and MSSFNS to appear “on the left” on all marketing material and other documentation and UBS to appear “on the left” of JPM and each of BNS and Jefferies Finance to appear below each of MSSF, UBS and JPM with BNS to appear “on the left” of Jefferies Finance. All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Summaries of Terms. If you accept this Commitment Letter, the date of the initial funding under the Senior Credit Facilities and of the Bridge Facility (or of the issuance and sale of the Notes in lieu of funding the Bridge Facility) is referred to herein as the “Closing Date.”

2.	Syndication. The Lead Arrangers intend to commence syndication of each of the Facilities promptly after your acceptance of the terms of this Commitment Letter and the Fee Letter to financial institutions and institutional lenders (such persons that become party to the definitive documentation for the Facilities, including MSSF, MSSFNS, UBS, JPM, BNS, Citigroup and Jefferies Finance, collectively, the “Lenders”) in consultation with you, and the commitments of MSSF, MSSFNS, UBS, JPM, BNS, Citigroup and Jefferies Finance hereunder shall be reduced dollar-for-dollar with respect to the applicable Facility on a pro rata basis as and when corresponding commitments are received, provided that the Lenders remain liable for their full commitment to the extent any assignee fails to fund its loans under the Facilities on the Closing Date. Notwithstanding any provision in this Commitment Letter or Fee Letter to the contrary, syndication is not a condition to the obligations of the Lenders to make their loans on the Closing Date. MSSF, MSSFNS, UBS, JPM, BNS and Jefferies Finance collectively, however, shall retain at least 51% of the aggregate commitments in respect of the Bridge Facility. You agree through the earlier of 180 days after the Closing Date and the successful syndication of the Facilities to actively assist, and to cause the Companies to actively assist, the Lead Arrangers in achieving a syndication of each such Facility that is satisfactory to the Lead Arrangers. Such assistance shall include as soon as reasonably practicable, (a) your providing and causing your advisors to provide the Lead Arrangers and the Lenders upon request with all available information reasonably deemed necessary by the Lead Arrangers to complete such syndication, including, but not limited to, information and evaluations prepared by you, the Companies and your and their advisors, or on your or their behalf, relating to the Transaction, (b) your assistance in the preparation of an Information Memorandum to be used in connection with the syndication of each such Facility, (c) your using your commercially reasonable efforts to have the syndication efforts of the Lead Arrangers benefit materially from your existing lending relationships and the existing lending relationships of the Companies, and (d) your otherwise assisting the Lead Arrangers in their syndication efforts, including by making your and Skynet’s (and using your commercially reasonable efforts to make Target’s) officers and employees (other than Mark Rachesky, Sai Devabhaktuni, Hal Goldstein and each other employee of MHR Fund Management LLC (“MHR”) who is on the board of directors of Loral other than the officers of Loral) and advisors available from time to time to attend and make presentations regarding the business and prospects of the Companies, as appropriate, at one or more meetings of prospective Lenders and of rating agencies and using your commercially reasonable efforts to obtain ratings of the Companies, the Facilities and the Notes.

You agree that no additional agents, co-agents or lead arrangers will be appointed, or other titles conferred, without the consent of the Lead Arrangers (such consent not to be unreasonably withheld). For the avoidance of doubt, the terms “Lead Arrangers”, “Senior Lead Arrangers” and “Bridge Lead Arrangers” shall not include JPMSI, BNS, Citigroup or Jefferies.

It is understood and agreed that the Lead Arrangers will manage and control all aspects of the syndication of each Facility in consultation with you, including decisions as to the selection of prospective Lenders and (subject to the immediately preceding paragraph) any titles offered to prospective Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in either Facility will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Summaries of Terms. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole discretion of the Lead Arrangers.

3.	Information Requirements. You hereby represent, warrant and covenant that (a) all information, other than Projections (as defined below), that has been or is hereafter made available to any Lead Arranger or any of the Lenders by you or any of your representatives (or on your or their behalf) or to your knowledge by any of the Target or any of its affiliates or representatives (or on their behalf) in connection with any aspect of the Transaction (the “Information”) is and will be complete and correct in all material respects and does not and will not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made and (b) all financial projections concerning the Companies that have been or are hereafter made available to any Lead Arranger or any of the Lenders by you or any of your representatives (or on your or their behalf) or to your knowledge by any of the Target or its affiliates or representatives (or on their behalf) (the “Projections”) have been or will be prepared in good faith based upon assumptions you believe to be reasonable at the time made. It is understood that actual results may differ materially from the Projections. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the Closing Date so that the representation, warranty and covenant in the immediately preceding sentence is correct on the Closing Date. In issuing this commitment and in arranging and syndicating each of the Facilities, MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance are and will be using and relying on the Information and the Projections without independent verification thereof.

You hereby acknowledge that (a) MS, MSSF, and/or MSSFNS will make available Information and Projections (collectively, “Borrower Materials”) to the proposed syndicate of Lenders by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the proposed Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). You hereby agree that (w) you will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and include a reasonably detailed term sheet among such Borrower Materials and that all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” you shall be deemed to have authorized MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance and the proposed Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws, it being understood that certain of such Borrower Materials may be subject to the confidentiality requirements of the definitive credit documentation; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

4.	Fees and Indemnities. You agree to pay the fees set forth in the Fee Letter dated as of the date hereof (the “Fee Letter”) among the parties hereto. If and only if the Closing Date occurs, you also agree to reimburse MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance from time to time upon presentation of a summary statement for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel llp, as counsel to the Lead Arrangers, the other parties hereto and the Administrative Agent, and of any special regulatory counsel and local counsel to the Lenders retained by the Lead Arrangers and due diligence expenses) incurred in connection with the Facilities, the syndication thereof and the preparation of the definitive documentation therefor and the other transactions contemplated hereby, provided that you shall not be liable for the fees and expenses of more than one counsel to the Lead Arrangers and the Administrative Agent, as well as regulatory counsel and Canadian counsel.

You also agree to indemnify and hold harmless MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance, each other Lender and each of their affiliates and their officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction or any related transaction and any of the other transactions contemplated thereby or (b) the Facilities and any other financings in connection with the Transaction, or any use made or proposed to be made with the proceeds, except, in each case, to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Transaction, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. It is further agreed that each of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance shall only have liability to you (as opposed to any other person), and that each of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance shall be liable solely in respect of its own commitment to the Facilities on a several, and not joint, basis with any other Lenders, and that such liability shall only arise to the extent damages have been caused by breach of MS’s, MSSF’s, MSSFNS’s, UBS’s, UBSS’s, JPM’s, JPMSI’s, BNS’s, Citigroup’s, Jefferies’s or Jefferies Finance’s, as the case may be, obligations hereunder to negotiate in good faith definitive documentation for the applicable Facility on the terms set forth herein, as determined in a final, non-appealable judgment by a court of competent jurisdiction. Notwithstanding any other provision of this Commitment Letter, (a) no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems and (b) you shall not be obligated to indemnify any Indemnified Party in its capacity as an advisor to the Target.

5.	Conditions to Financing. The commitment of MSSF, MSSFNS, UBS, JPM, BNS and Citigroup in respect of the Senior Credit Facilities, the commitment of MSSF, MSSFNS, UBS, JPM, BNS and Jefferies Finance in respect of the Bridge Facility and the undertaking of each of MS, UBSS, JPMSI, BNS, Citigroup and Jefferies to provide the services described herein are subject to the satisfaction of each of the conditions set forth in Annex III hereto and each of the following conditions precedent: (a) in the case of the Senior Credit Facilities and the Bridge Facility, respectively, you shall have accepted the Fee Letter as provided therein for the Senior Credit Facilities, the Bridge Facility or all such Facilities, as the case may be; and you shall have paid, or caused the Companies to pay, all applicable fees and expenses (including the reasonable fees and disbursements of counsel) that are due thereunder, which fees and expenses may be paid with the proceeds of Loans to be made on the Closing Date, (b) the negotiation, execution and delivery of definitive documentation (the “Facilities Documentation”) with respect to each such Facility reflecting the Summaries of Terms and otherwise reasonably satisfactory to the Lead Arrangers, and (c) prior to and during the syndication of the Facilities, there shall be no offering, placement or arrangement of any debt securities (other than the Notes), preferred stock (other than to the extent issued to Equity Investors) or bank financing by or on behalf of any of the Companies or Loral or any of its subsidiaries which could reasonably be expected to adversely affect the syndication of the Facilities or the marketing of the Notes, subject to exceptions to be discussed and mutually agreed and provided that such restriction shall not apply prior to March 1, 2007 to equity issuances of Loral and its subsidiaries and the revolving facility of Space Systems/Loral, Inc. (“SS/L”) previously described to the Lead Arrangers.

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations relating to the Target, its subsidiaries and their businesses the making of which shall be a condition to availability of the Facilities on the Closing Date shall be (A) such of the representations made by the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement and (B) the Specified Representations (as defined below) and (ii) the terms of the Facilities Documentation shall be in a form such that they do not impair availability of the Facilities on the Closing Date if the conditions set forth herein, in the Summaries of Terms and in Annex III hereto are satisfied (it being understood that, to the extent any Collateral (each as defined in the Summaries of Terms hereto) is not provided on the Closing Date after your use of commercially reasonable efforts to do so, except as provided in Annex III hereto, the delivery of such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but shall be required to be delivered after the Closing Date pursuant to arrangements to be mutually agreed) (it being understood that commercially reasonable efforts in this context shall mean at a minimum that UCC and Canadian PPSA filings have been filed for each of the Companies and stock certificates have been delivered). Those matters that are not covered by or made clear under the provisions of this Commitment Letter and the Summaries of Terms are subject to the approval and agreement of the Lead Arrangers and you; provided that such approvals and agreements shall be in a manner that is consistent with the Summaries of Terms and customary and appropriate for transactions of this type. For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Summaries of Terms relating to corporate power and authority, the enforceability of the Facilities Documentation, compliance with margin regulations and status under the Investment Company Act.

6.	Confidentiality and Other Obligations. This Commitment Letter and the Fee Letter and the contents hereof and thereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to your investors and your accountants, attorneys and other professional advisors retained in connection with the Transaction, may not be disclosed in whole or in part to any person or entity without our prior written consent (which will not be unreasonably withheld); provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Summaries of Terms) but not the Fee Letter (a) on a confidential basis to the board of directors and advisors of Target in connection with their consideration of the Transaction, (b) after your acceptance of this Commitment Letter and the Fee Letter, in filings with the Securities and Exchange Commission or in any offering memorandum related to the Notes or Facilities and other applicable regulatory authorities and stock exchanges and (c) as otherwise required by law or compulsory legal process (in which case you agree to give us prompt written notice thereof).

You acknowledge that MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance or their respective affiliates may be providing financing or other services to parties whose interests may conflict with yours, other than competing bidders for the Target and its affiliates. However, be assured that, consistent with their longstanding policy to hold in confidence the affairs of their customers, none of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies or Jefferies Finance will furnish confidential information obtained from you to any of their other customers, and each of them will treat confidential information relating to you, the Companies and your and their respective affiliates with the same degree of care as they treat their own confidential information. By the same token, none of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies or Jefferies Finance will make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that each of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives, any information concerning you, the Companies or any of your or their respective affiliates that is or may come into the possession of any of them or any of such affiliates.

In connection with all aspects of each transaction contemplated by this letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (i) the Senior Credit Facilities and any related arranging or other services described in this letter is an arm’s-length commercial transaction between you and your affiliates, on the one hand, and MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this letter; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance each is and has been acting solely as a principal and is not acting as an agent or fiduciary, for you or any of your affiliates, stockholders, creditors or employees or any other party; (iii) none of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies or Jefferies Finance has assumed or will assume an advisory or fiduciary responsibility in your or your affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies or Jefferies Finance has advised or is currently advising you or your affiliates on other matters) and none of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies or Jefferies Finance has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this letter and certain other letters under which advisory services are being offered; (iv) MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and your affiliates and MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance with respect to any breach or alleged breach of fiduciary duty.

MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow any of them, as applicable, to identify you in accordance with the Act.

7.	Survival of Obligations. The provisions of numbered paragraphs 3, 4 and 6 shall remain in full force and effect regardless of whether any definitive documentation for the Facilities shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance hereunder; provided, however, that you shall be deemed released from your obligations hereunder (other than those contained in numbered paragraphs 2, 3 and 6) (i) if you have accepted the commitments hereunder in respect of the Senior Credit Facilities, upon the execution and delivery by the Companies of all definitive documentation for the Senior Credit Facilities and the initial extension of credit thereunder and/or (ii) if you have accepted the commitments hereunder in respect of the Bridge Facility, upon the execution and delivery by the Companies of all definitive documentation for the Bridge Facility and the initial extension of credit thereunder or the execution and delivery by the Companies of all definitive documentation for the Notes and the issuance and sale thereof on the Closing Date.

8.	Miscellaneous. This Commitment Letter and the Fee Letter may be executed in multiple counterparts and by different parties hereto in separate counterparts, all of which, taken together, shall constitute an original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letter by telecopier or other method of electronic delivery shall be effective as delivery of a manually executed counterpart thereof.

This Commitment Letter and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of you, MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Summaries of Terms), the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby or the actions of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance in the negotiation, performance or enforcement hereof. Each of you, MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance hereby irrevocably submits to the jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter (including, without limitation, the Summaries of Terms), the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of you, MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

This Commitment Letter, together with the Summaries of Terms and the Fee Letter, embodies the entire agreement and understanding among MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies, Jefferies Finance you and your and their affiliates with respect to the Facilities and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance to make any oral or written statements that are inconsistent with this Commitment Letter.

This Commitment Letter is not assignable by you without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

In respect of any judgment or order given or made for any amount due to any person under the Commitment Letter or the Fee Letter that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, you will indemnify such person against any loss incurred by such person as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such person is able to purchase United States dollars with the amount of the judgment currency actually received by such person. The foregoing indemnity shall constitute a separate and independent obligation of yours and shall survive any termination of the Commitment and Fee Letters, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

All commitments and undertakings of MSSF, MSSFNS, UBS, JPM, BNS and Citigroup under this Commitment Letter with respect to the Senior Credit Facilities will expire at 12:30 p.m. (New York City time) on February 1, 2007 unless you execute this Commitment Letter as provided below and the Fee Letter as provided therein to accept such commitments and return them to us prior to that time. All commitments and undertakings of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance hereunder with respect to the Bridge Facility will also expire at that time unless you execute this Commitment Letter and the Fee Letter and return them to us prior to that time. Thereafter, all accepted commitments and undertakings of MSSF, MSSFNS, UBS, JPM, BNS, Citigroup, Jefferies and Jefferies Finance hereunder will expire on the earliest of (a) the date that is three-hundred sixty five days from December 16, 2006 (subject to extension in the discretion of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS, Citigroup, Jefferies and Jefferies Finance), unless the Closing Date occurs on or prior thereto, (b) the closing of the Acquisition, and (c) the termination of the Acquisition Agreement in accordance with the terms thereof.

[The remainder of this page intentionally left blank.]

We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ ANDREW W. EARLS

Name: Andrew W. Earls Title: Executive Director

MORGAN STANLEY SENIOR FUNDING, INC.
By:	/s/ ANDREW W. EARLS
Name: Andrew W. Earls
Title: Vice President

MORGAN STANLEY SENIOR FUNDING, NOVA SCOTIA
By:	/s/	MICHAEL A. HART
Name: Michael A. Hart
Title: President

UBS LOAN FINANCE LLC
By:	/s/ KENNETH L. GAYRON
Name: Kenneth L. Gayron
Title: Executive Director
By:	/s/ ERIC BOOTSMA
Name: Eric Bootsma
Title: Director & Counsel
Region American Legal

UBS SECURITIES LLC
By:	/s/ KENNETH L. GAYRON
Name: Kenneth L. Gayron
Title: Executive Director
By:	/s/ ERIC BOOTSMA
Name: Eric Bootsma
Title: Director & Counsel
Region American Legal

JPMORGAN CHASE BANK, N.A.
By:	/s/ MARIAN SCHULMAN
Name: Marian Shulman
Title:

J.P. MORGAN SECURITIES INC.
By:	/s/ JESSICA KEARNS
Name: Jessica Kearns
Title: Managing Director

THE BANK OF NOVA SCOTIA
By:	/s/ M.R. BRADLEY
Name: M.R. Bradley
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ JAMES MCCUMMINGS
Name: James McCummings
Title: Managing Director

JEFFERIES & COMPANY, INC.
By:	/s/ MICHAEL HENKIN
Name: Michael Henkin

Title: Managing Director

JEFFERIES FINANCE LLC By:	/s/ E.J. HESS

Name: E.J. Hess Title: Managing Director

4363205 CANADA INC.
By:	/s/ RICHARD MASTOLONI
	Name:	Richard Mastoloni
Title: President
By:	/s/	DEREK MURPHY
Name: Derek Murphy
Title: Secretary

SCHEDULE I

SOURCES AND USES OF FUNDS1

Sources					Uses
	STAGE 1		STAGE 2			STAGE 1	STAGE 2
Revolver[2]	$		$		Purchase Target	$2,854[3]	$
					Equity and Safe
					Income Notes
Term A Loan Facility[4]		439			Refinance Target	185
					8.2% Notes and
					other Indebtedness
					of Target
Term B Loan Facility		1,054			Refinance Skynet			147
					Senior Secured
					Notes
Term B-1 Loan Facility				386	Refinance Skynet
					T11N
					Debt[5]
Term B-2 Loan Facility[6]					Refinance Skynet			239
					Preferred
Rule 144A Senior Notes or Bridge Facility		910			Cash	25
Holdings Equity[7]		761			Fees and Expenses	100
Total Sources		$3,164		$386	Total Uses	$3,164		$386

ANNEX I

SUMMARY OF TERMS AND CONDITIONS

SENIOR CREDIT FACILITIES

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex I is attached.

Borrowers: Guarantors: Administrative and Collateral Agent: Syndication Agent:	4363213 Canada Inc., a Canada corporation (the “Borrower”). Upon consummation of the
Closing Date Transaction, the Borrower will be a direct subsidiary of Holdings and a direct parent of InterCo and will have completed the Acquisition; provided however that, in connection with the Acquisition and/or the Skynet Transaction, InterCo will assume any indebtedness of AcquireCo under the Facilities and become the Borrower with respect thereto, with AcquireCo guaranteeing such assumed debt. Holdings, the Borrower, InterCo and their subsidiaries are collectively referred to herein as the “Companies.” If requested by the Senior Lead Arrangers, a wholly-owned subsidiary of the Borrower which is a shell US corporation will be a co-obligor with respect to the Senior Credit Facilities
The Senior Credit Facilities will be guaranteed (each such guarantee, a “Guarantee”) by
Holdings and each of the existing and future direct and indirect wholly owned subsidiaries of Holdings (including SisterCo) with exceptions to be agreed (including exceptions for de minimis subsidiaries which taken as a whole cannot exceed 10% of the combined revenues or assets of the Companies) (the “Guarantors”). All guarantees will be guarantees of payment and not of collection.

MSSF will act as sole and exclusive administrative and collateral agent for the Senior
Lenders (in such capacity, the “Administrative Agent”).
UBSS (in such capacity, the “Syndication Agent”).

Co-Documentation Agents: Joint Lead Arrangers and Joint Book Managers: Co-Arranger: Senior Lenders: Senior Credit Facilities:	Each of JPM, BNS and Citigroup or any of its lending affiliates (in such capacity, the
“Co-Documentation Agent”).

MS, UBSS and JPMSI will act as exclusive joint lead arrangers and exclusive joint book running managers for the Senior Credit Facilities (only MS and UBSS, together in such capacities, the “Senior Lead Arrangers”).
Each of BNS and Citigroup will act as co-arranger for the Senior Credit Facilities.
MSSF, MSSFNS, UBS, JPM, BNS, Citigroup (and/or any of their respective affiliates) and other banks, financial institutions and institutional lenders acceptable to the Senior
Lead Arrangers and selected in consultation with the Borrower.[1]
An aggregate principal amount of up to the U.S. Dollar Equivalent of $2.179 billion will be available through the following facilities:
Uncommitted Increase:
Swingline Option:
Purpose:
Closing Date:
Interest Rates:
Commitment Fee:
Calculation of Interest
and Fees:
Cost and Yield Protection:
Letter of Credit Fees:
Maturity:
Scheduled Amortization:
Term A Loan Facility: a Canadian dollar-denominated term loan facility of up to Cdn$500 million, all of which will be drawn on the Closing Date (the “Term A Loan Facility”).
Term B Loan Facility: a U.S. dollar-denominated $1.054 billion term loan facility, all of which will be drawn on the Closing Date (the “Term B Loan Facility”). On the Closing
Date, if the Skynet Purchase has not occurred, the Borrower will have the option to allocate up to $20 million from the Term B-1 Loan Facility to the Term B Loan Facility.
If the Skynet Purchase occurs on the Closing Date, the Borrower will have the option to allocate any amounts from the Term B-1 Loan Facility to the Term B Loan Facility.
Term B-1 Loan Facility: a U.S. dollar-denominated $386 million term loan facility (the
“Term B-1 Loan Facility”) will be available to be drawn in one drawing on or after the
Closing Date and on or prior to the date which is one year after the Closing Date upon satisfaction of the conditions below under “Conditions to Delayed Draw of Term B-1 Loan
Facility”. The amount of the Term B-1 Loan Facility shall be reduced to the extent provided in the prior paragraph.
Term B-2 Loan Facility: a U.S. dollar-denominated $150 million term loan facility (the
“Term B-2 Loan Facility” and, together with the “Term B-1 Loan Facility, the “Delayed
Draw Facilities” and, together with the Term B Loan Facility and the Term A Loan Facility, the “Term Loan Facilities”) will be available to be drawn in one or more drawings (but not more than a number to be mutually agreed) on or after the Closing Date and prior to the date which is eighteen months after the Closing Date upon satisfaction of the conditions below under “Conditions to Delayed Draw of Term B-2 Loan Facility”.
The terms and conditions of the Delayed Draw Facilities will be identical to the Term B
Facility (and they will be treated as one facility) except for, in each case, the availability thereof.
Revolving Credit Facility: a $150 million revolving credit facility denominated in
Canadian dollars, available from time to time until the fifth anniversary of the Closing
Date, and to include a sublimit of Cdn$30 million for the issuance of standby and commercial letters of credit (each, a “Letter of Credit”) and a sublimit for swingline loans (each a “Swingline Loan”). Letters of Credit will be initially issued by an institution to be determined (in such capacity, the “Issuing Bank”), and each of the
Lenders under the Revolving Credit Facility will purchase an irrevocable and unconditional participation in each Letter of Credit and each Swingline Loan. None of the Revolving
Credit Facility may be drawn on the Closing Date except with respect to Letters of Credit to be issued to replace or backstop outstanding letters of credit of the Companies and an additional amount, not to exceed an amount to be agreed which will be available to the extent of obligations in respect of hedging currency fluctuations. The Revolving Credit
Facility may be denominated in other currencies to be mutually agreed.
The Senior Secured Credit Facilities will permit the Borrower to add an incremental term loan facility to the Term B Loan Facility (an “Incremental Term Facility”) in an aggregate amount of up to $250 million; provided that (i) no Senior Lender will be required to participate in any such Incremental Facility, (ii) no Event of Default or default exists or would exist after giving effect thereto, (iii) Borrower shall have achieved a to be agreed leverage level, (iv) the maturity date of an Incremental Term Facility shall be no earlier than the maturity date of the Term B Loan Facility, (v) the interest rates and amortization schedule applicable to an Incremental Term Facility shall be determined by
Borrower and the lenders thereunder, provided that the weighted average life to maturity of an Incremental Term Facility shall not be shorter than the weighted average life to maturity of the Term B Facility; (vii) an Incremental Term Facility shall be on terms
(including with respect to any most favored nation terms) and pursuant to documentation to be determined, provided that, to the extent such terms and documentation are not consistent with the Term B Facility (except to the extent permitted by clause (iv) or (v)
above), they shall be reasonably satisfactory to the Lead Arranger.
Swingline Loans will be made available on a same day basis in an aggregate amount not exceeding Cdn$20 million and in minimum amounts of Cdn$1 million. The Borrower must repay each Swingline Loan in full no later than ten (10) business days after such loan is made.
The proceeds of the Term A Loan Facility, the Term B Loan Facility and the Revolving
Credit Facility and, only to the extent the Skynet Transaction is consummated (except for inconsequential transactions which may be delayed with the consent of the Lead Arrangers)
on or prior to the Closing Date, the proceeds of the Term B-1 Loan Facility, shall be used
(i) to finance in part the Acquisition; (ii) to finance in part the Target Refinancing;
(iii) to provide ongoing working capital and for other general corporate purposes of the
Borrower and its subsidiaries; and (iv) to pay fees and expenses incurred in connection with the Acquisition Transaction (including fees payable under the Fee Letter).
To the extent the Skynet Transaction is not consummated (except for inconsequential transactions which may be delayed with the consent of the Lead Arrangers) on or prior to the Closing Date, the proceeds of the Term B-1 Loan Facility shall be used directly or indirectly for any of the following purposes: (i) to finance in part the Skynet Purchase;
(ii) to finance in part the Skynet Refinancing; and (iii) to pay fees and expenses incurred in connection with the Skynet Purchase or the Target Refinancing.
The proceeds of the Term B-2 Loan Facility shall be used to fund capital expenditures (and debt previously incurred to fund capital expenditures) relating to the Anik F3, Nimiq 4 and Nimiq 5 satellites and, following the Skynet Purchase, the T11N satellite and to and pay fees and expenses incurred in connection therewith.
Not later than the date that is three-hundred sixty five days from December 16, 2006
(subject to extension in the discretion of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS and Citigroup).
The interest rates per annum (calculated on a 360-day basis except loans bearing interest based on the Alternate Base Rate, BA Rate and Prime Rate basis shall be calculated on a
365/366 day basis) applicable to the Senior Credit Facilities will be, at the option of the Borrower, (i) in the case of U.S. dollar denominated loans, (x) LIBOR plus the
Applicable Margin (as hereinafter defined) or (y) the Alternate Base Rate (to be defined as the higher of (A) the prime rate and (B) the Federal Funds rate plus 0.50%) plus the
Applicable Margin or (ii) in the case of Canadian dollar denominated loans, (x) the Prime
Rate plus the Applicable Margin or (y) the BA Rate plus the Applicable Margin.
As used herein, the terms “Prime Rate” and “BA Rate” shall have meanings customary and appropriate for financings of this type (including, in the case of the BA Rate, standard provisions for BA-equivalent loans by lenders who cannot or do not (as a matter of institutional policy) accept and purchase bankers acceptances), and the basis for calculating accrued interest and the interest periods for advances by way of bankers’
acceptance shall be customary and appropriate for financings of this type.
The Applicable Margin initially shall be determined in accordance with the pricing grid attached as Exhibit A hereto and, with respect to the Revolving Credit Facility shall be determined on and after the date on which financial statements for the first fiscal quarter or fiscal year ending at least six months after the Closing Date have been delivered, in accordance with a performance pricing grid to be agreed.
The Borrower may select interest periods of one, two, three or six months (and, if agreed to by all Senior Lenders, nine or twelve months) for LIBOR advances. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.
During the continuance of any payment or bankruptcy default under the loan documentation, the Applicable Margin on all obligations owing under the loan documentation shall increase by 2% per annum.
Commencing on the Closing Date, a commitment fee of (a) until three months following the
Closing Date, 0.50%, and (b) thereafter, a percentage per annum determined in accordance with a performance pricing grid to be agreed, (calculated on a 360-day basis) shall be payable on the unused portions of the Revolving Credit Facility, such fee to be payable quarterly in arrears and on the date of termination or expiration of the commitments.
Commencing on the Closing Date, a commitment fee equal to one-half of the Applicable
Margin then applicable shall be payable on the unused portion of each of the Delayed Draw
Facilities, such fee to be payable quarterly in arrears and on (x) the date of borrowing of the applicable portion of the Delayed Draw Facility or (y) the date of expiration of the applicable commitment to provide the portion of the Delayed Draw Facility. The commitment fee with respect to the unused portion of the Term B-2 Loan Facility shall be increased by 25 basis points one year after the Closing Date.

Other than calculations in respect of interest at the Alternate Base Rate, Prime Rate and
BA Rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.
Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes (including but not limited to gross-up provisions for withholding taxes imposed by any governmental authority and income taxes associated with all gross-up payments) and other provisions deemed necessary by the Senior Lenders to provide customary protection for U.S. and non-U.S. financial institutions, subject to exceptions to be agreed. The tax gross-up provisions will provide for (i) “day-one”
gross-up in respect of payments under or in respect of the Term A Loan Facility and the
Revolving Credit Facility (other than, unless an Event of Default has occurred and is continuing, any Canadian withholding taxes with respect to a Senior Lender who is not resident in Canada or an authorized foreign bank holding the loans as part of its Canadian banking business) and (ii) subject to the immediately following sentence, “day-one”
gross-up for withholding other than under U.S. federal tax laws in respect of payments under the Term B Loan Facility, the Term B-1 Loan Facility and the Term B-2 Loan Facility.
The tax gross-up provisions for withholding taxes under U.S. federal laws for payments under the Term B Loan Facility, Term B-1 Loan Facility and Term B-2 Loan Facility will be limited to “change in law” gross-up for withholding under such laws. Notwithstanding the above, there will be no tax gross-up under U.S. or Canadian federal tax laws for any
Senior Lender to the extent that it ceases to be exempt from withholding solely by virtue of a change in tax status caused by such Senior Lender.
Letter of Credit fees equal to the Applicable Margin from time to time on BA Rate advances on a per annum basis will be payable quarterly in arrears and shared proportionately by the Senior Lenders under the Revolving Credit Facility. In addition, a fronting fee of
0.25% per annum will be payable to the Issuing Bank for its own account. Both the Letter of Credit fees and the fronting fees will be calculated on the amount available to be drawn under each outstanding Letter of Credit.
Term A Loan Facility: Five years after the Closing Date.
Term B Loan Facility: Seven years after the Closing Date.
Revolving Credit Facility: Five years after the Closing Date.
Term A Loan Facility: The Term A Loan Facility will be subject to quarterly amortization of principal (in equal installments) in accordance with the table below (such percentages expressed as annual rates), with the balance payable at maturity:

Year	Amortization
1	0%

2	5%

3	5%

4	10%

5	80%

Mandatory Prepayments/Offers to Prepay:	Term B Loan Facility: The Term B Loan
Facility will be subject to quarterly
amortization of principal (in equal
installments), with 0.25% of the initial
aggregate Term B Loan Facility advances to be
payable quarterly in each interest period,
except for at maturity, when the full balance
shall be due (collectively, the “Scheduled
Amortization”).
Revolving Credit Facility: Advances under
the Revolving Credit Facility may be made,
and Letters of Credit may be issued, on a
revolving basis up to the full amount of the
Revolving Credit Facility.

In addition to the amortization set forth
above, the Borrower shall make the mandatory
prepayments with amounts specified in clauses
(b) and (c) below and offers to prepay with
amounts specified in paragraph (a) below: (a)
all net cash proceeds from (i) sales of
property and assets of Holdings and its
subsidiaries (including sales or issuances of
equity interests by subsidiaries of Holdings
but excluding sales of inventory in the
ordinary course of business and other
exceptions to be agreed in the loan
documentation) and (ii) certain insurance and
condemnation proceeds, in each case under
this clause (a), subject to a 360 day
reinvestment period used to reinvest in
assets used and useful to the conduct of the
business of the Borrower and its subsidiaries
(including with respect to proceeds in
respect of transponders that are reinvested
in transponders in a satellite under
construction and provided that with respect
to satellites the requirement shall be deemed
satisfied if a contract to purchase a
satellite is entered into within such period
and (i) the satellite has reached the
milestone known as preliminary design review
(PDR) within such period and (ii) the
satellite is launched within four years), (b)
all net cash proceeds from the issuance or
incurrence after the Closing Date of
additional debt of Holdings or any of its
subsidiaries, subject to exceptions to be
agreed, and (c) 50% (subject to stepdowns
based on leverage to be agreed) of Excess
Cash Flow (to be defined in the loan
documentation but which will be net of (i)
taxes and (ii) permitted capital expenditures
(including for future periods to be agreed)).
All prepayments under this “Mandatory
Prepayments/Offers to Prepay” section shall
be applied without penalty or premium (except
for breakage costs, if any) and shall be
applied, first, to scheduled amortization
payments on the Term Loan Facilities pro
rata; provided, at the election of holders of
loans under the Term B Loan Facility, the
portion of proceeds otherwise allocable
thereto may be allocated to repay the loans
under the Term A Loan Facility in full prior
to prepayment of the loans under the Term B
Loan Facility held by such holders, and,
second, to outstanding loans (and to the
permanent reduction of commitments) under the
Revolving Credit Facility.
Notwithstanding anything to the contrary, no
amortization payment, mandatory prepayment or
offer to prepay shall be required in respect
of the Term B Loan Facility, the Term B-1
Loan Facility or the Term B-2 Loan Facility
prior to the date that is one day following
the fifth anniversary of the date of initial
funding of the relevant loan, to the extent
that all amortization payments and such
mandatory prepayments applied to the Term B
Loan Facility, the Term

B-1 Loan Facility or the Term B-2 Loan Facility would exceed 25% of the original aggregate principal amount of such facilities. Any amortization payments or mandatory prepayments not made due to the foregoing (reduced by the amount of any subsequent voluntary prepayments of the Term B Loan Facility, the

Term B-1 Loan Facility or the Term B-2 Loan Facility) shall be made available by Borrower for distribution to the Senior Lenders, pro rata in accordance with the amounts that they would have otherwise been entitled to but for this restriction, on the day following the fifth anniversary of the date of initial funding of the relevant loan. Optional Prepayments and Commitment Reductions: Security:
Advances under the Revolving Credit
Facility will be immediately prepaid to the
extent that the extensions of credit under
the Revolving Credit Facility exceed the
commitments then in effect under the
Revolving Credit Facility.

The Senior Credit Facilities may be prepaid
at any time in whole or in part without
premium or penalty, except that any
prepayment of LIBOR, BA Rate or BA
equivalent advances other than at the end
of the applicable interest periods therefor
shall be made with reimbursement for any
funding losses and redeployment costs (but
not lost profit) of the Senior Lenders
resulting therefrom. Each such prepayment
of the Term Loan Facilities shall be
applied between the Term Loan Facilities on
a pro rata basis and to scheduled
amortization within each Term Loan Facility
on a pro rata basis. The unutilized
portion of any commitment under the Senior
Credit Facilities may be reduced or
terminated by the Borrower at any time
without penalty.
The Borrower and each of the Guarantors
shall grant to the Administrative Agent
(for its benefit and for the benefit of any
Senior Lender or any affiliate of a Senior
Lender who has a interest rate or currency
swap or similar agreement with such
pledging party) valid and perfected first
priority (subject to certain exceptions to
be set forth in the loan documentation,
including exceptions for liens or security
interests prohibited by contracts to which
any Company is a party as in effect on the
date hereof or liens which can not be
created under applicable law) liens and
security interests in all of the following
(collectively, the “Collateral”):

(a)	all present and future shares of capital stock of (or other ownership or profit interests in) each of its present and future subsidiaries, including, without limitation, all of the equity interests in the Borrower;

(b)	all present and future intercompany debt of the Borrower, Holdings and each other Guarantor;

(c)	all of the present and future property and assets, real property with a fair market value greater than a threshold to be agreed and personal property, in each case, of the Borrower, Holdings and each other Guarantor, including, but not limited to, equipment, inventory, accounts receivable, owned real estate, material leaseholds, fixtures, investment property, license rights, patents, trademarks, trade names, copyrights, other intellectual property and other general intangibles, insurance proceeds and instruments; and

(d)	all proceeds and products of the property and assets described in clauses (a), (b) and (c) above.

Conditions Precedent to Closing on the Closing Date:	The Collateral shall ratably secure the relevant party’s obligations in respect of the Senior
Credit Facilities, any interest rate or currency swap or similar agreements with a Senior
Lender or an affiliate of a Senior Lender. Notwithstanding the foregoing, the Collateral shall not include (a) vehicles for which a certificate of title is required to be delivered to perfect the Senior Lender’s security interest, (b) payroll accounts, escrow accounts, trust accounts and other accounts where the Borrower and/or Guarantor hold the funds for the benefit of a third party, (c) bank accounts in the United States having less than an amount to be agreed upon in the aggregate, (d) other assets which in the aggregate are insignificant in value and (e) other assets excluded with the consent of the Lead Arrangers (not to be unreasonably withheld) after taking into account the value of such assets and the burden of creating and perfecting liens on such assets. The Borrower will have 45 days (or such later date as may be agreed by the Lead Arrangers and subject to extension in their sole discretion)
after the Closing Date to obtain waivers from depositary banks waiving their right of set-off
(except as to overdrafts and administrative charges) and 45 days (or such later date as may be agreed by the Lead Arrangers and subject to extension in their sole discretion) after the acquisition of any entity (other than Skynet) to comply with the foregoing provisions with respect to the assets of the acquired entity not perfected at the Closing Date.
The Borrower and the Guarantors will use their commercially reasonable efforts to obtain consent (but shall not be required to make any payment or material concession in exchange for such consent) from the relevant counterparty with respect to any lease which requires consent of such counterparty to be pledged to the Senior Lenders. The obligation of the Borrower and the Guarantors to use commercially reasonable efforts to seek to obtain consent from the relevant counterparty with respect to other contracts which require the consent of such counterparty to be pledged to the Senior Lenders is to be discussed, provided that the Borrower and the Guarantors shall not be required to obtain any such consent with respect to customer contracts. To the extent that a contract or lease contains a valid and enforceable prohibition on pledging such contract or lease, the applicable contract or lease will not be required to be included in the Collateral, provided, that, solely with respect to any contract or lease as to which the Borrower is required as aforesaid to have used commercially reasonable efforts to obtain consent to such pledge, the Borrower has used such efforts.
The Lead Arrangers may require an intercreditor agreement with the lenders under the Bridge
Facility and/or the trustee for holders of the Notes providing the contractual equivalent of certain insolvency law provisions governing intercreditor relationships in insolvency situations for Canadian corporations not subject to the Telesat Reorganization and Divestiture
Act.
Exclusion from Collateral and/or perfection requirements for assets (other than satellites)
located outside Canada and the United States to be discussed but such assets that are not essential or material to the operation of the business of Borrower and its subsidiaries will be excluded.
The assets of Skynet’s network services business located outside of the United States and
Canada (which are not material and non-essential for the operations of Skynet and its subsidiaries) shall be excluded from the Collateral. To the extent that any such assets are material or essential for the operations of Skynet and its subsidiaries, such assets may be excluded from the Collateral with the consent of the Lead Arrangers (not to be unreasonably withheld) after taking into account the value of such assets and the burden of creating and perfecting liens on such assets

Those specified in Annex III to the Commitment Letter.

For the avoidance of doubt, the credit documentation for the Senior Credit

Facilities shall not contain (a) any conditions precedent other than those set forth in the Commitment Letter, in Annex III to the Commitment Letter or (b)

any representation, warranty, affirmative or negative covenant, default or event of default not set forth in the Commitment Letter or annexes thereto, the accuracy, compliance or absence, respectively, of or with which would be a condition to the initial borrowing under the Facilities.

Conditions Precedent to
Each Borrowing After the
Closing Date:
Conditions to Delayed Draw
of Term B-1 Loan Facility:
Conditions to Delayed Draw
of Term B-2 Loan Facility:
Representations and
Warranties:
Covenants:

After the Closing Date, each borrowing or
issuance or renewal of a Letter of Credit
under the Senior Credit Facilities will
be subject to satisfaction of the
following conditions precedent: (i) all
of the representations and warranties in
the loan documentation shall be
materially correct (it being understood
that to the extent any representation or
warranty being made on the Closing
relates to the business or operations of
the Target, satisfaction of this
condition shall be deemed satisfied if
the Senior Lead Arrangers are satisfied
that the conditions relating thereto in
the Acquisition Agreement are satisfied);
and (ii) no defaults or Events of Default
shall have occurred and be continuing.

May be drawn at any time in one drawing
within one year of Closing Date for the
purposes set forth under “Purpose” and
shall be subject to conditions specified
in “Conditions Precedent to Each
Borrowing after the Closing Date” and the
further condition that the Skynet
Purchase shall have been consummated on
terms and pursuant to documentation
reasonably satisfactory to the Lead
Arrangers and consistent with the term
sheet identified as “Schedule B -
Contribution Term Sheet” to the Thunder
Restated Interim Investors Agreement
dated December 14, 2006, provided to the
Lead Arrangers via email by Willkie Farr
& Gallagher LLP on December 20, 2006 at
3:16 P.M. as supplemented by the
memorandum entitled “Acquisition of
Telesat by Loral and PSP” dated January
24, 2007, provided to the Lead Arrangers
via email by Loral on January 25, 2007 at
5:13 P.M.. Notwithstanding the
foregoing, the borrowing and purchase may
be permitted whether or not there has
been a material adverse change in the
condition (financial or otherwise),
business or properties of Skynet for the
price set forth in the Skynet Purchase
contract and may be consummated so long
as (i) the required regulatory approvals
therefor have been obtained and (ii) no
defaults or Events of Default shall have
occurred and be continuing.

May be drawn at any time in multiple
drawings (but not more than a number to
be mutually agreed) within eighteen
months of the Closing Date to fund
capital expenditures (and debt previously
incurred to fund capital expenditures)
relating to the Anik F3, Nimiq 4 and
Nimiq 5 satellites and, following the
Skynet Purchase, the T11N satellite and
pay fees and expenses incurred in
connection therewith and shall be subject
to conditions specified in “Conditions
Precedent to Each Borrowing after the
Closing Date”.

The following representations and
warranties (with appropriate and
customary qualifications and exceptions
to be agreed) relating to Holdings, the
Borrower and its subsidiaries: (i)
corporate status; (ii) corporate power
and authority, enforceability; (iii) no
violation of law, contracts or
organizational documents; (iv) no
material litigation; (v) accuracy and
completeness of specified financial
statements and other information and no
material adverse change; (vi)
effectiveness of all required
governmental (including, without
limitation, exchange control) or third
party approvals or consents; (vii) use of
proceeds/compliance with margin
regulations; (viii) valid title to
property and assets (including, without
limitation, intellectual property and
licenses), free and clear of liens,
charges and other encumbrances; (ix)
status under Investment Company Act; (x)
ERISA and Canadian pension and benefit
matters; (xi) environmental matters;
(xii) perfected liens, security interests
and charges; (xiii) solvency; and (xiv)
tax status and payment of taxes.
The following (in each case subject to
appropriate and customary baskets and
exceptions to be agreed):

(a)	Affirmative Covenants: (i) Compliance with laws and regulations (including, without limitation, ERISA, Canadian pension and benefit matters and environmental laws); (ii) payment of taxes; (iii) maintenance of insurance consistent with past practices; (iv) preservation of corporate existence, rights (charter and statutory), franchises, permits, licenses and approvals; (v) visitation and inspection rights; (vi) keeping of proper books in accordance with generally accepted accounting principles; (vii) maintenance of properties; (viii) performance of leases, related documents and other material agreements; (ix) further assurances as to perfection and priority of security interests; and (x) customary financial and other reporting requirements (including, without limitation, audited annual financial statements and monthly (only to the extent prepared and available to third parties) and quarterly unaudited financial statements, notices of defaults, compliance certificates, annual business plans and forecasts, notices of material litigation and proceedings, material environmental actions and liabilities and material ERISA, Canadian pension and benefit matters and tax events and liabilities, reports to shareholders and other creditors, and other business and financial information as any Senior Lender shall reasonably request).

(b)	Negative Covenants: Restrictions (in each case subject to appropriate and customary baskets and exceptions to be agreed) on (i) liens; (ii) debt, guarantees or other contingent obligations (including, without limitation, provisions relating to the subordination of all intercompany indebtedness and the maturity of such indebtedness, each on terms satisfactory to the Senior Lenders) (provided that the limitations shall permit up to $500 million of purchase money indebtedness to construct or acquire up to four satellites (which may not be replacement satellites), any of which may be pursuant to a “condosat” transaction) and indebtedness for progress payments and incentive payments under satellite contracts; (iii) amalgamations, mergers and consolidations; (iv) sales, transfers and other dispositions of property and assets (other than sales of inventory in the ordinary course of business) (provided that the limitations shall permit the sale of orbital slots, transponders and satellites, subject to agreed upon limitations and reinvestment and prepayment provisions); (v) loans, acquisitions, joint ventures and other investments; (vi) in the case of the Borrower and Holdings, dividends and other distributions to, so long as no default is then existing, and redemptions and repurchases from, equity holders (including holders of preferred stock), with exceptions permitting, so long as no default is then existing, (A) at least $100 million of investments, (B) corporate overhead payments to Loral payable (x) with deeply subordinated debt securities having a maturity of no shorter than eleven years with interest payable in kind and with covenants consistent for mezzanine equity securities (the “Mezzanine Securities”) or (y) in cash, if a certain to be agreed specified leverage level is achieved, (C) cash payments in respect of preferred equity securities (other than a Specified Equity Contribution) if a certain to be agreed specified leverage level is achieved, (D) payments to the extent of any equity contribution to Borrower (provided such amount is not applied to increase permitted capital expenditure capacity) and (E) a growth basket to permit additional restricted payments if a certain to be agreed specified leverage level is achieved and maintained; (vii) creating new subsidiaries; (viii) prepaying, redeeming or repurchasing debt; (ix) capital expenditures which shall permit (A) the expenditure of up to $500 million to construct or acquire up to four satellites (which may not be replacement satellites), any of which may be pursuant to a “condosat” transaction and (B) capital expenditures to the extent of any equity contribution (other than a Specified Equity Contribution) to Borrower (provided such amount is not applied to increase restricted payment capacity) and shall be subject to the opportunity for incremental amounts to be agreed; (x) granting negative pledges; (xi) changes in the nature of business; (xii) amending organizational documents in a manner materially adverse to the Lenders or amending or otherwise modifying certain material agreements in a manner materially adverse to the ability of such person to perform obligations under the loan documents; (xiii) transactions with affiliates (with exceptions for certain transactions, including to permit purchases of satellites from SS/L, if the Borrower’s board of directors determines in good faith that the transaction is on an arms’-length basis and other transactions which are on an arms’-length basis, at least as favorable to the Borrower as a transaction with an unaffiliated third party and approved by a majority of the board of directors of the Borrower); (xiv) changes in accounting policies, reporting practices or fiscal year; in each of the foregoing cases, with such exceptions as may be agreed upon in the loan documentation; and (xv) limitation on sale and leaseback transactions.

(c)	Financial Covenants: To consist of the following:

•	Maintenance of a minimum Interest Coverage Ratio (EBITDA/interest expense); and

•	Maintenance of a maximum Leverage Ratio (total debt/EBITDA).

Interest Rate Protection: Events of Default:	All of the financial covenants will be
calculated on a consolidated basis and for
each consecutive four fiscal quarter
period, except that during the first year
following the Closing Date such
measurements shall be made for the period
of time since the Closing Date. For all
purposes under this Commitment Letter,
EBITDA shall be determined in a manner
that meets the requirements of Regulation
S-X under the Securities Act of 1933, as
amended, and all other accounting rules
and regulations of the SEC promulgated
thereunder and including such other
adjustments as are satisfactory to the
Senior Lead Arrangers. The “cushion” for
the financial covenants will be
approximately 25% off the Projections that
are to be provided to Senior Lenders in
connection with the general syndication of
the Facilities.
For purposes of determining compliance
with the financial covenants, any
investment (which investment shall be
common equity or other equity securities
having no mandatory redemption, repurchase
or similar requirements prior to 91 days
after the latest maturity date then in
effect for the Term Loans or Notes, and
upon which all dividends or distributions
(if any) shall be payable solely in
additional shares of such equity security,
which if other than common equity, shall
be on terms and conditions reasonably
acceptable to the Lead Arrangers) made in
the Borrower after the Closing Date and on
or prior to the day that is 10 days after
the day on which financial statements are
required to be delivered for a fiscal
quarter will, at the request of the
Borrower, be included in the calculation
of EBITDA for the purposes of determining
compliance with financial covenants at the
end of such fiscal quarter and applicable
subsequent periods (any such investment so
included in the calculation of EBITDA, a
“Specified Equity Contribution”); provided
that the amount of any Specified Equity
Contribution shall be no greater than the
amount required to cause the Borrower to
be in compliance with the financial
covenants, and there shall not be
Specified Equity Contributions for more
than two quarters in any consecutive four
quarter period. The computation of EBITDA
will be subject to adjustments to be
negotiated in the event of loss of a
satellite based upon parameters (including
availability of insurance proceeds) to be
discussed. Computation of total debt for
purposes of the financial covenants shall
not include any deferred milestone payment
obligations existing as of the Closing
Date and any obligations to make progress
payments or incentive payments under any
satellite contract that are not overdue
for 90 days. Corporate overhead payments
to Loral payable with Mezzanine Securities
will not be included in the calculation of
EBITDA.
Within 120 days after the Closing Date,
the Borrower shall enter into interest
rate swap contracts with terms and
conditions and with a counterparty
reasonably satisfactory to the Lead
Arrangers covering such amount of
consolidated funded debt for borrowed
money such that at least 50% of the
aggregate principal amount of consolidated
funded debt for borrowed money of Holdings
and its subsidiaries is subject to
interest rate swap contracts providing for
effective payment of interest on a fixed
rate basis or bears interest at fixed
rates (or other interest rate protection
agreements) for a period of at least three
years.
The following (which will, as applicable,
contain customary notice and grace periods
and be subject to applicable thresholds):
Assignments and
Participations:
Waivers and Amendments:
Indemnification:
Governing Law:
Expenses:
US Counsel to the
Administrative Agent:
Canadian Counsel to the
Administrative Agent:
Miscellaneous:
Loan Documentation:
(i) nonpayment of principal, interest,
fees or other amounts; (ii) any
representation or warranty proving to have
been materially incorrect when made or
confirmed; (iii) failure to perform or
observe covenants set forth in the loan
documentation within a specified period of
time, where customary and appropriate,
after notice or knowledge of such failure;
(iv) events of default under other
indebtedness in an amount to be agreed;
(v) bankruptcy and insolvency defaults
(with grace period for involuntary
proceedings); (vi) monetary final judgment
defaults in an amount to be agreed;
(vii) actual or asserted impairment of
loan documentation or security; (viii)
Change of Control (to be defined but will
include as permitted holders MHR, PSPIB,
Designee, Loral and any of their
respective successors or related parties
(to be defined)); and (ix) customary ERISA
defaults.

Each Senior Lender will be permitted to
make assignments in minimum amounts to be
agreed to other financial institutions
approved by the Administrative Agent and,
so long as no default has occurred, the
Borrower, which approval shall not be
unreasonably withheld or delayed;
provided, however, that neither the
approval of the Borrower nor the
Administrative Agent shall be required in
connection with assignments to other
Senior Lenders or any of their affiliates.
Each Senior Lender will also have the
right, without consent of the Borrower or
the Administrative Agent, to assign (i) as
security all or part of its rights under
the loan documentation to any Federal
Reserve Bank and (ii) all or part of its
rights or obligations under the loan
documentation to any of its affiliates.
Senior Lenders will be permitted to sell
participations with voting rights limited
to significant matters such as changes in
amount, rate and maturity date.
Amendments and waivers of the provisions
of the loan documentation will require the
approval of Senior Lenders holding
advances and commitments representing more
than 50% of the aggregate advances and
commitments under the Senior Credit
Facilities, except that the consent of all
of the Senior Lenders be required with
respect to, among other things, (i)
increases in commitment amounts, (ii)
reductions of principal, interest, or
fees, (iii) extensions of scheduled
maturities or times for payment, (iv)
releases of all or substantially all of
the collateral or value of the guarantees
and (v) changes that impose any
restriction on the ability of any Senior
Lender to assign any of its rights or
obligations. The loan documentation will
include a customary “yank a bank”
provision.
The Borrower will indemnify and hold
harmless the Administrative Agent, the
Senior Lead Arrangers, each Senior Lender
and each of their affiliates and their
officers, directors, employees, agents and
advisors from and against all losses,
liabilities, claims, damages or expenses
arising out of or relating to the
Transaction, the Senior Credit Facilities,
the Borrower’s use of loan proceeds or the
commitments, including, but not limited
to, reasonable attorneys’ fees and
settlement costs. This indemnification
shall survive and continue for the benefit
of all such persons or entities,
notwithstanding any failure of the Senior
Credit Facilities to close.
New York.
The Borrower will pay all reasonable costs
and expenses associated with the
preparation, due diligence,
administration, syndication and
enforcement of all loan documentation,
including, without limitation, the legal
fees and expenses of the Administrative
Agent’s counsel, provided that the Senior
Credit Facilities are closed. The
Borrower will also pay the expenses of
each Senior Lender in connection with the
enforcement of any of the loan
documentation related to the Senior Credit
Facilities.

Cahill Gordon & Reindel llp.

Osler, Hoskin & Harcourt LLP.
Each of the parties shall (i) waive its
right to a trial by jury and (ii) submit
to New York jurisdiction. The loan
documentation will contain customary
increased cost, capital adequacy and yield
protection provisions.
The loan documentation will include
provisions for the designation and
creation of Unrestricted Subsidiaries
which will not be subject to the covenants
and other restrictions of the loan
documentation and will contain exceptions
and baskets to covenants, representations
and warranties and events of default
consistent with facilities of comparable
companies.

EXHIBIT A TO ANNEX I

PRICING GRID

(I)
Corporate Credit
	Ratings of B1 or	(II)
	higher	Corporate Credit
	(Moody’s1 p12>) and B+ or higher (S&P)	Ratings not meeting the criteria of column (I)

Term A Loan Facility	BA: 200	BA: 225

Term B Loan Facility	LIBOR: 225	LIBOR: 250

Revolving Credit Facility	LIBOR: 200	LIBOR: 225

The above pricing grid sets forth the Applicable Margin for LIBOR advances and BA Advances. For Alternate Base Rate or Prime Rate advances, the Applicable Margin shall be 100 basis points lower than the applicable Applicable Margin set forth above opposite LIBOR and BA, respectively. The ratings in effect on the Closing Date shall be utilized with respect to the Term Loan Facilities for its entire term; provided that (i) if the Skynet Transaction has not been consummated on or prior to the Closing Date, each Applicable Margin set forth above shall increase by 25 basis points and (ii) the increase specified in clause (i) shall no longer continue to apply if the Skynet Transaction is consummated (except for inconsequential transactions which may be delayed with the consent of the Lead Arrangers) within one year of the Closing Date.

ANNEX II-A

SUMMARY OF TERMS AND CONDITIONS

SENIOR BRIDGE FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex II-A is attached.

Borrower: Guarantors: Joint Lead Arrangers and Joint Bookrunning Managers: Co-Arranger: Bridge Lenders: Bridge Facility: Ranking: Purpose: Closing Date: Interest Rate: Maturity:	Same Borrower(s) as in the Senior Financing Summary of Terms.
Same Guarantors as in the Senior Financing Summary of Terms.

MS, UBSS and JPMSI will act as exclusive joint lead arrangers and exclusive joint book running managers for the Bridge Facility (only UBSS and MS in such capacities, the “Bridge
Lead Arrangers”).
Each of BNS and Jefferies will act as co-arranger for the Bridge Facility.
MSSF, MSSFNS, UBS, JPM, BNS, Jefferies Finance and any of their lending affiliates (the
“Initial Bridge Lenders”) and other financial institutions and institutional lenders acceptable to the Bridge Lead Arrangers in consultation with the Borrower (the “Bridge
Lenders”).
Up to $910 million of senior unsecured bridge loans (the “Bridge Loans”). The Bridge
Loans will be available to the Borrower in one drawing upon consummation of the
Acquisition.
The Bridge Loans will be unsecured, senior obligations of the Borrower ranking pari passu with the Senior Credit Facilities and senior or pari passu to all other unsecured obligations of the Borrower. The Guarantees will be unsecured, senior obligations of each
Guarantor and ranking pari passu with such Guarantor’s guarantee under the Senior Credit
Facilities and senior or pari passu to all other unsecured obligations of such Guarantor.
Together with borrowings under the Senior Credit Facilities, the proceeds of the Bridge
Facility shall be used (i) to finance in part the Acquisition; (ii) to finance in part the
Refinancing; and (iii) to pay fees and expenses incurred in connection with the
Transaction, in each case, as indicated in the table of sources and uses. Any withholding taxes with respect to the Bridge Facility (and the Rollover Facility and Exchange Notes)
shall be payable by the Borrower (i.e., with full gross-up indemnity protection for all such taxes).
Not later than the date that is three-hundred sixty five days from December 16, 2006
(subject to extension in the discretion of MS, MSSF, MSSFNS, UBS, UBSS, JPM, JPMSI, BNS,
Jefferies and Jefferies Finance).
Interest shall be payable quarterly in arrears at a rate per annum equal to the greater of
(x) 9% and (y) three-month LIBOR plus the Applicable Margin. The Applicable Margin for
Bridge Loans shall initially be 362 basis points and will increase by 100 additional basis points at the end of the first six-month period after the Closing Date and by an additional 50 basis points at the end of each subsequent three-month period for as long as the Bridge Loans are outstanding (including the Rollover Date); provided that the total interest rate shall not exceed 11% per annum. Notwithstanding the foregoing, in the case of an Event of Default, the Applicable Margin shall be increased by 2.0% per annum. If the Skynet Transaction has not been consummated by the Closing Date, each Applicable
Margin and the cap set forth above shall increase by 50 basis points; provided that such increase shall no longer continue to apply if the Skynet Transaction is consummated
(except for inconsequential transactions which may be delayed with the consent of the Lead
Arrangers) within one year of the Closing Date.
12 months from the Closing Date (the “Bridge Loan Maturity Date” or “Rollover Date”).

Optional Prepayment: Mandatory Prepayments: Change of Control: Conversion into Rollover Loans: Conditions Precedent to Closing on the Closing Date:	The Bridge Loans may be prepaid prior to the Bridge Loan Maturity Date, without premium or penalty, in whole or in part, upon written notice, at the option of the Borrower, at any time, together with accrued interest to the prepayment date.
The Borrower will prepay the Bridge Loans, without premium or penalty, together with accrued interest to the prepayment date, with any of the following: (i) the net proceeds from the issuance of the Notes, (ii) subject to customary exceptions to be agreed and to prepayment requirements under the Senior Credit Facilities, the net proceeds from any indebtedness incurred by Holdings, the Borrower or any of the Borrower’s subsidiaries; and
(iii) subject to customary exceptions (including reinvestment rights provided in the
Senior Credit Facilities) to be agreed and to prepayment requirements under the Senior
Credit Facilities, the net proceeds from (x) asset sales by the Borrower or any of the
Borrower’s subsidiaries or (y) certain insurance and condemnation proceeds received by the
Borrower or any of the Borrower’s subsidiaries.
In the event of a Change of Control, each Bridge Lender will have the right to require the
Borrower, and the Borrower must offer, to prepay at par the outstanding principal amount of the Bridge Loans plus accrued and unpaid interest thereon to the date of prepayment.
Prior to making any such offer, the Borrower will, within 30 days of the Change of
Control, repay all obligations under the Senior Credit Facilities or obtain any required consent of the Senior Lenders under the Senior Credit Facilities to make such prepayment of the Bridge Loans.

If the Bridge Loans have not been previously prepaid in full for cash on or prior to the
Rollover Date, the principal amount of the Bridge Loans outstanding on the Rollover Date may, subject to the conditions precedent set forth in Annex II-B, be converted into unsecured, senior rollover loans with a maturity of seven years from the Rollover Date
(the “Rollover Loans”) and otherwise having the terms set forth in Annex II-B. On or after the Rollover Date, each Bridge Lender will have the right to exchange the outstanding Rollover Loans held by it for senior unsecured exchange notes of the Borrower having the terms set forth in Annex II-C.

Those specified in Annex III to the Commitment Letter.

Covenants:
Representations and
Warranties, Events of
Default, Waivers and
Consents:
Assignments and
Participations:
Governing Law:
Expenses:
US Counsel to Bridge Lead
Arrangers:
Canadian Counsel to the
Administrative Agent:
Covenants similar to those contained in the Senior Credit Facilities (but with greater flexibility where appropriate), with customary qualifications and thresholds to be agreed upon, and a covenant for the Borrower to use its commercially reasonable efforts to refinance the Bridge Facility as promptly as practicable, including as soon as reasonably practicable and not later than 15 days following the Closing Date, the Companies shall use their commercially reasonable efforts to have completed and made available to the Lead
Arrangers and potential investors copies of an offering memorandum for the offer and sale of the Notes pursuant to Rule 144A of the rules and regulations under the Securities Act containing such disclosures as may be reasonably required by applicable laws, as are customary and appropriate for such a document or as may be required by the Lead Arrangers
(including all audited, pro forma and other financial statements and schedules of the
Companies of the type that would be reasonably required in a registered public offering of the Notes on Form S-1).

Provisions similar to those contained in the Senior Credit Facilities.

The Bridge Lenders shall have the right to assign their interest in the Bridge Loans in whole or in part in compliance with applicable law to any third parties and except for assignments from a Bridge Lender to one of its affiliates only with the prior written consent of the Bridge Lead Arrangers. The Bridge Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate and maturity date.
New York.
If and only if the Bridge Facility is closed, the Borrower will pay all reasonable costs and expenses associated with the preparation, due diligence, administration, syndication and enforcement of all loan documentation, including, without limitation, the legal fees and expenses of the Bridge Lead Arrangers’ counsel. The Borrower will also pay the expenses of each Bridge Lender in connection with the enforcement of any of the loan documentation related to the Bridge Facility.

Cahill Gordon & Reindel llp.

Osler, Hoskin & Harcourt LLP.

ANNEX II-B

SUMMARY OF TERMS AND CONDITIONS

SENIOR ROLLOVER FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex II-B is attached.

Borrower: Guarantors: Rollover Facility: Ranking: Interest Rate: Maturity: Optional Prepayment: Conditions Precedent to Rollover:	Same Borrower(s) as in Senior Financing
Summary of Terms and Senior Bridge Summary
of Terms.
Same Guarantors as in Senior Financing
Summary of Terms and Senior Bridge Summary
of Terms.
Senior unsecured rollover loans (the
“Rollover Loans”) in an initial principal
amount equal to 100% of the outstanding
principal amount of the Bridge Loans on the
Rollover Date. Subject to the conditions
precedent set forth below, the Rollover
Loans will be available to the Borrower to
refinance the Bridge Loans on the Rollover
Date. The Rollover Loans will be governed
by the definitive documents for the Bridge
Loans and, except as set forth below, shall
have the same terms as the Bridge Loans.
Same as Bridge Loans.
At the Rollover Date, the interest rate on
the Rollover Loans will be a rate per annum
equal to three-month LIBOR in effect from
time to time plus the Applicable Margin on
the Bridge Loans in effect on the Rollover
Date. At the end of each three-month period
after the Rollover Date the interest rate
shall increase by 0.50%.
The interest rate on the Rollover Loans
shall not exceed 11% per annum. If the
Skynet Transaction has not been consummated
within a year of the Closing Date, the cap
set forth in the preceding sentence shall
increase by 50 basis points.
Notwithstanding the foregoing, following the
occurrence of an Event of Default, the
applicable interest rate shall be increased
by 2.0% per annum.
Interest on the Rollover Loans will be
payable quarterly in arrears.
Seven years from the Rollover Date (the
“Rollover Maturity Date”).
For so long as the Rollover Loans have not
been exchanged for senior unsecured exchange
notes of the Borrower as provided in
Annex II-C, they may be prepaid at the
option of the Borrower, in whole or in part,
at any time, together with accrued and
unpaid interest to the prepayment date (but
without premium or penalty).

The ability of the Borrower to refinance any
Bridge Loans with Rollover Loans is subject
to the following conditions being satisfied:

(i)	at the time of any such refinancing, there shall exist no Event of Default or event that, with notice and/or lapse of time, could become an Event of Default, other than the failure to pay the Bridge Loans at maturity;

(ii)	all fees due to the Bridge Lead Arranger and the Initial Bridge Lenders shall have been paid in full;

(iii)	the Bridge Lenders shall have received promissory notes evidencing the Rollover Loans (if requested) and such other documentation as shall be set forth in the loan documents; and

(iv)	no order, decree, injunction or judgment enjoining any such refinancing shall be in effect.

Assignments and
Participations: Rollover Covenants: Governing Law: Expenses:	The Bridge Lenders shall have the right to
assign their interest in any Rollover Loans in
whole or in part in compliance with applicable
law to any third parties. The Bridge Lenders
will be permitted to sell participations with
voting rights limited to significant matters
such as changes in amount, rate and maturity
date.
From and after the Rollover Date, the covenants
applicable to the Rollover Loans will conform to
those applicable to the Exchange Notes, except
for covenants relating to the obligation of the
Borrower to refinance the Rollover Loans and
others to be agreed.
New York.
Same as the Bridge Loans.

ANNEX II-C

SUMMARY OF TERMS AND CONDITIONS

SENIOR EXCHANGE NOTES

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex II-C is attached.

Borrower: Guarantors: Ranking: Exchange Notes: Interest Rate Redemption Provision: Registration Rights: Governing Law:	Same Borrower(s) as in Senior Financing
Summary of Terms and Bridge Summary of
Terms.
Same Guarantors as in Senior Financing
Summary of Terms and Senior Bridge Summary
of Terms.
Same as Bridge Loans.
At any time on or after the Rollover Date,
Rollover Loans due to any Bridge Lender of
the outstanding Rollover Loans may, at the
option of such Bridge Lender, be exchanged
for an equal principal amount of senior
unsecured exchange notes of the Borrower
(the “Exchange Notes”). The Borrower will
issue the Exchange Notes under an indenture
that complies with the Trust Indenture Act
of 1939, as amended (the “Indenture”). The
Borrower will appoint a trustee reasonably
acceptable to the holders of the Exchange
Notes. The Indenture will be in
substantially the form attached as an
exhibit to the definitive agreement for the
Bridge Facility. The Indenture will
include provisions customary for an
indenture governing publicly traded high
yield debt securities. Except as expressly
set forth above, the Exchange Notes shall
have the same terms as the Rollover Loans.

Each Exchange Note will initially bear
interest at the rate in effect on the
Rollover Loans for which it is exchanged
and, thereafter, the interest rate on the
Exchange Notes shall be determined in the
same manner as set forth in Annex II-B with
respect to the Rollover Loans. For so long
as they bear interest at an increasing rate
of interest, the Exchange Notes will be
redeemable at the option of the Borrower,
in whole or in part at any time, at par
plus accrued and unpaid interest to the
redemption date. Each holder of Exchange
Notes shall have the option to fix the
interest rate on the Exchange Notes to a
rate that is equal to the then applicable
rate of interest borne by the Exchange
Notes (but in no event in excess of 11% per
annum). If the Skynet Transaction has not
been consummated within a year of the
Closing Date, the cap set forth in the
preceding sentence shall increase by 50
basis points. In such event, such
Exchange Notes will be non-callable until
the fifth anniversary of the Closing Date
(except for usual and customary equity
clawback provisions) and will be callable
thereafter at par plus accrued interest
plus a premium equal to one-half of the
coupon in effect on the date on which the
interest rate was fixed, declining ratably
to par on the date that is one year prior
to maturity of the Exchange Notes. The
Exchange Notes will provide for mandatory
repurchase offers customary for publicly
traded high yield debt securities.
Within 90 days after the initial issuance
of the Exchange Notes the Borrower shall
file a shelf registration statement with
the Securities and Exchange Commission and
the Borrower shall use its best efforts to
cause such shelf registration statement to
be declared effective by 270 days after
such date and keep such shelf registration
statement effective, with respect to
resales of the Exchange Notes, for as long
as it is required by the holders to resell
the Exchange Notes. Upon failure to comply
with the requirements of the registration
rights agreement (a “Registration
Default”), the Borrower shall pay
liquidated damages to each holder of
Exchange Notes with respect to the first
90-day period immediately following the
occurrence of the first Registration
Default in an amount equal to one-half of
one percent (0.50%) per annum on the
principal amount of Exchange Notes held by
such holder. The amount of the liquidated
damages will increase by an additional
one-half of one percent (0.50%) per annum
on the principal amount of Exchange Notes
with respect to each subsequent 90-day
period until all Registration Defaults have
been cured, up to a maximum amount of
liquidated damages for all Registration
Defaults of 1.0% per annum.
New York.

ANNEX III

CONDITIONS PRECEDENT TO CLOSING

$2.179 BILLION SENIOR CREDIT FACILITIES

$910 MILLION SENIOR UNSECURED BRIDGE FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex III is attached. As used in this Annex, the term “Lead Arrangers” refers to both the Senior Lead Arrangers and the Bridge Lead Arrangers and the term “Lenders” refers to both the Senior Lenders and the Bridge Lenders.

The closing and the initial extension of credit under the Senior Credit Facilities and the extension of the Bridge Loans under the Bridge Facility will be subject to the following conditions:

(i)	There shall not have occurred, following September 30, 2006 and prior to the Closing Date, a Material Adverse Effect (as such term is defined in the Acquisition Agreement) with respect to Target as determined by the Lenders party hereto who hold a majority of the commitments with respect to the Facilities.

(ii)	The Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement (which shall be reasonably satisfactory to the Lead Arrangers, it being understood that the Acquisition Agreement dated as of December 16, 2006, provided to the Lead Arrangers via email by Willkie Farr & Gallagher LLP at 9:26 P.M. on December 20, 2006 and the Disclosure Letter provided to the Lead Arrangers via email on January 17, 2007 at 4:14 P.M., in each case, without giving effect to any amendment or waivers thereto that are adverse to the Lenders without the consent of the Lead Arrangers, is satisfactory to the Lead Arrangers), without the waivers of any condition precedent unless approved by the Lead Arrangers which waivers shall not be unreasonably withheld.

(iii)	The Lenders under each Facility shall have received reasonably satisfactory opinions of counsel to the Borrower and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for such Facility and, in the case of the Senior Credit Facilities, creation and perfection of the liens granted thereunder on the Collateral and that the Term B Facility (including the Delayed Draw Facilities but not including the Incremental Term Facility) is Canadian withholding tax exempt) and of customary local counsel opinions and such customary corporate resolutions, certificates and other documents as the Lead Arrangers shall reasonably require.

(iv)	With respect to the Senior Credit Facilities, all documents and instruments required to perfect the Administrative Agent’s (on behalf of the Lenders and qualified counterparties) security interest in the Collateral shall have been executed and delivered and, if applicable, be in proper form for filing, and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for customary permitted liens and other limited exceptions permitted under the Facilities Documentation; provided, however, that with respect to any Collateral the security interest in which may not be perfected by filing of a UCC and PPSA financing statement or the possession of stock certificates, if the perfection of the Administrative Agent’s security interest in such Collateral may not be accomplished prior to the Closing Date after your use of commercially reasonable efforts to do so, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings under the Senior Credit Facilities and the Borrower shall agree to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests, within a period after the Closing Date reasonably acceptable to the Lead Arrangers (it being understood that commercially reasonable efforts in this context shall mean at a minimum that UCC and PPSA financing statements have been filed for each of the Companies and stock certificates shall have been delivered). For the avoidance of doubt, it is agreed that this condition (iv) is subject, in all respects, to clause (ii) in the first sentence of the second paragraph under Section 5 of the Commitment Letter.

(v)	The Lead Arrangers and the Administrative Agent shall have received: (A) (i) audited consolidated financial statements of the Target and its Subsidiaries for the three fiscal years ended at least 90 days prior to the Closing Date, (ii) unaudited consolidated financial statements of the Target and its Subsidiaries for any interim quarterly periods that have ended since the most recent of such audited financial statements and at least 45 days prior to the Closing Date, (iii) audited consolidated financial statements of Skynet and its Subsidiaries for the three fiscal years ended at least 90 days prior to the Acquisition, (iv) unaudited consolidated financial statements of Skynet and its Subsidiaries for any interim quarterly periods that have ended since the most recent of such audited financial statements at least 45 days prior to the Closing Date, and (v) pro forma financial statements as to the Companies giving effect to the Transaction for the most recently completed fiscal year and the period commencing with the end of the most recently completed fiscal year and ending with the most recently completed quarter, which in each case, shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1, or as may be otherwise acceptable to the Lead Arrangers; and (B) forecasts prepared by management of the Companies, each in form reasonably satisfactory to the Lead Arrangers and the Lenders, of balance sheets, income statements and cash flow statements for each month for the first twelve months following the Closing Date and for each year commencing with the first fiscal year following the Closing Date for the term of the Facilities.

(vi) All necessary governmental and material third party approvals with respect to Target and its subsidiaries (such material third party approvals to be sought only to the extent required under Annex I under the heading “Security” and there shall be no such requirement with respect to customer contracts) in connection with the entering into and funding of the Senior Credit Facilities or the entering into and funding of the Bridge Facility shall have been obtained and shall be in effect.

(vii)	In the case of the Senior Credit Facilities, the Lead Arrangers shall have received satisfactory evidence of receipt by the Borrower of not less than $910 million cash proceeds from the advance of the Bridge Loans or the issuance of the Notes or additional equity; and, in the case of the Bridge Facility, the Lead Arrangers shall have received evidence satisfactory to the Lead Arrangers that all other conditions to commitments of the Senior Lenders under the Senior Credit Facilities have been satisfied or waived.

(viii)	In the case of the Bridge Facility, as soon as reasonably practicable, senior management of you, Loral and Target (other than Mark Rachesky, Sai Devabhaktuni, Hal Goldstein and each other employee of MHR who is on the board of directors of Loral other than the officers of Loral) have made themselves available for due diligence, rating agency presentations and a road show and other meetings with the rating agencies and with potential investors for the Notes as required by the Lead Arrangers in their reasonable judgment to market the Notes and the Companies shall have used their commercially reasonable efforts to otherwise assist the Lead Arrangers with the placement of the Notes. The provisions of this clause (viii) shall be satisfied as to Target, if the Target complies with Section 4.10 of the Acquisition Agreement.

(ix)	The Companies shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act to the extent requested at least 5 business days in advance of the Closing Date.

1Amounts converted to US dollars where applicable at a rate of US$0.8780 = Cdn$1.00.

2Canadian dollar equivalent of US$150 million, undrawn at Closing Date, except as provided in the Commitment Letter and Term Sheet.

3Amount reflects US dollar equivalent of Cdn$3.250 billion.

4Amount reflects US dollar equivalent of Cdn$500 million.

5It is understood that to the extent Skynet borrows to finance capital expenditures prior to the consummation of the Skynet Purchase, in addition to the Skynet T11N Debt, the Term B-2 Loan Facility will be drawn to refinance such borrowings as set forth in the Senior Financing Summary of Terms.

6US$150 million available for the purposes set forth in Annex I to the Commitment Letter.

7Any preferred equity securities shall not have an aggregate liquidation preference of greater than $150 million and shall have at least a twelve year maturity, be payable in kind throughout their term (with an exception if Borrower’s Total Leverage Ratio (as defined in the Summary of Terms) is less than a specified amount), may only be refinanced/prepaid prior to maturity with the proceeds of a common or preferred equity investment with terms which are not more materially adverse to the Lenders than such initial preferred equity contribution) in Holdings (to be reinvested by Holdings in equity of the Borrower on terms reasonably acceptable to us) and 75% of which shall be held by the Equity Investors.

1Except in the case of the Term B, B-1 and B-2 Loan Facilities, expected to be Canadian residents or authorized foreign banks holding as part of Canadian banking business, but may be syndicated to other Lenders who shall assume withholding tax, unless an Event of Default has occurred and is continuing.

1When used herein with respect to Moody’s only, “Corporate Credit Rating” means either Corporate Family Rating issued by Moody’s.